UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 18, 2023

Commission File Number: 333-230479

SEATECH VENTURES CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	61-1882326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite,

Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 8408 1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	SEAV	The OTC Market – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Independent Non-Executive Director – Dr. LOUIS, Ramesh Ruben

On December 13, 2023, Dr. LOUIS, Ramesh Ruben (“Dr. Louis”), an independent non-executive director of the Board of Directors (the “Board”) of SEATech Ventures Corp. (the “Company”), Chairman of the Audit Committee, informed the Board that he tendered his resignation as a director, and member of the Audit Committee, effective as of December 13, 2023.

Dr. Louis’ resignation did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company expects to identify a director candidate to fill in the resulting vacancy.

Departure of Non-Executive Director – Dr. SEAH, Kok Wah

On December 13, 2023, Dr. Seah Kok Wah (“Dr. Sean”), a non-executive director of the Board of Directors (the “Board”) of SEATech Ventures Corp. (the “Company”), informed the Board that he tendered his resignation as a director, effective as of December 13, 2023.

Dr. Sean’s resignation did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company expects to identify a director candidate to fill in the resulting vacancy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEATECH VENTURES CORP.

Date: December 18, 2023	By:	/s/ CHIN CHEE SEONG
Chin Chee Seong
	Title:	Chief Executive Officer (President, Director, Secretary and Treasurer)

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